UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2012

SUSTAINABLE ENVIRONMENTAL TECHNOLOGIES CORPORATION

(Exact name of Registrant as specified in its charter)

California	000-254888	33-0230641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2377 W. Foothill Blvd.

Suite #18

Upland, CA 91786

(Address of principal executive offices, including zip code)

(801) 810-9888

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

On April 5, 2012, Sustainable Environmental Technologies Corporation, a California corporation (the "Company” including the terms "we", “our” and "us") entered into a non-binding (except with respect to certain binding provisions as discussed below) letter agreement (“LOI”) with Cancen Oil Canada Inc., a British Columbia corporation (“Cancen”) listed for trading on the TSX Venture Exchange.

Pursuant to the LOI, Cancen proposes to acquire all of the outstanding shares of common stock of the Company (the “Merger”) for an aggregate price of USD $34.4 million, to be paid by Cancen in cash, or a mixture of cash and the issuance of common shares of Cancen. The legal structure of the Merger, and the assumption by Cancen of certain existing derivative rights to purchase or to be issued Company common stock, has yet to be finalized by the parties.

Pursuant to the terms of the LOI, and until the termination of same, the Company has made certain “standstill” representations, warranties and covenants to Cancen, including not initiating or proposing any transaction conflicting with the Merger, and other customary representations, warranties and covenants in connection with its business and the Merger as discussed in the LOI.

As discussed in detail in the LOI, in the event the Company materially breaches its representations, warranties or covenants to Cancen in the LOI, and such breach causes a material adverse effect on the Company or the Merger, the Company accepts a third party merger proposal, or third party takeover proposal occurs and the Merger is not consummated, the Company shall pay Cancen $250,000 (the “Breakup Fee”). Alternatively, if Cancen decides to not proceed with the Merger, despite the conditions to Merger having been satisfied, Cancen will owe the Company the Breakup Fee.

The proposed Merger is subject to certain conditions, including (i) satisfactory due diligence of the parties, (ii) a definitive Merger agreement being entered into by the parties, (iii) TSX Venture Exchange and other regulatory agency approval, (iv) approval of the boards of directors and shareholders of the parties, (v) Cancen entering into employment agreements with certain Company management, (vi) financing conditions of Cancen, and (vii) other customary conditions as discussed in the LOI.

Unless extended by mutual written consent of the parties, the LOI shall terminate on September 30, 2012, or earlier, if terminated by the parties, by either party if not satisfied with due diligence of the other, or a regulatory authority has disallowed the Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sustainable Environmental Technologies Corporation

By:	/s/ Robert Glaser
Robert Glaser, Chief Executive Officer

Dated: April 19, 2012